The Prudential Series Fund
For the period ended 12/31/06
File number 811-03623
SUB-ITEM 77D

Supplement dated August 25, 2006 to the Prospectus dated May 1, 2006

This supplement sets forth certain changes to the prospectus of The Prudential Series Fund (the "Fund") dated May 1, 2006 with respect to the indicated Portfolios of the Fund. The Portfolios discussed in this supplement may not be available under your variable contract. For more information about the Portfolios available under your contract, please refer to your contract prospectus. The following should be read in conjunction with the Fund's Prospectus and should be retained for future reference.

I. Changes to Investment Policies

Effective on or about August 25, 2006, selected investment policies for certain Portfolios of the Fund will change. The changes are specifically discussed below:



Equity
Portfolio


Jennison
Portfolio
Natural Resources Portfolio

Value
Portfolio
The disclosure for each Portfolio pertaining to American
Depositary Receipts (ADRs) is hereby revised to state that for the purpose of investing in foreign securities, as permitted for each Portfolio, we do not consider ADRs and other similar receipts or shares traded in U.S. markets to be foreign securities.

II. Market Capitalization Definition Changes

Effective on or about August 25, 2006, the market capitalization definitions utilized by certain of the Fund's Portfolios in connection with their investment policies will change. We use market capitalization ranges for the relevant index as of the time of a security's purchase. The changes are specifically set out in the following table:

Portfolio
Name
Current Definition
New Definition
Equity
Portfolio
Major established
companies are those
with over $5 billion
in market
capitalization.
The Portfolio
considers major
established
companies to be
those companies with
market
capitalizations
within the market
capitalization range
of the Russell 1000
Index.











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III. Benchmark Index Changes

Natural Resources Portfolio. Effective on or about August 25, 2006, the Lipper Natural Resources Fund Index is added as a supplemental benchmark index. To reflect the change, the table of average annual total returns appearing in the section of the Prospectus entitled "Evaluating Performance" is hereby replaced with the following:


Natural Resources
Portfolio


Average Annual Returns* (as
of 12/31/05)


1 Year
5 Years
10 Years
Since
Class II
Inception
**
Class I Shares
55.91%
23.74%
18.78%
N/A
Class II Shares
N/A
N/A
N/A
50.56%
S&P 500 Index***
4.91%
0.54%
9.07%
 9.28%
Lipper Natural
Resources Fund
Index****
46.37%
15.18%
14.80%
37.48%
Lipper Variable
Insurance Products
(VIP) Natural
Resources Funds
Average*****
37.38%
16.90%
13.04%
42.26%

*The Portfolio's returns are after deduction of expenses and do not include Contract charges. If Contract charges were included, the annual returns would have been lower than those shown. During certain periods shown, fee waivers and/or expense reimbursements may be in effect. Without such fee waivers and/or expense reimbursements, the returns for the Portfolio would have been lower.
**Returns of Portfolios in existence for less than one year are not annualized. Portfolio (Class I) inception: 5/1/88. Portfolio (Class II) inception: 4/28/05.
***The Standard   & Poor's 500 Composite Stock Price Index
(S&P 500 Index)-an unmanaged index of 500 stocks of large U.S. companies-gives a broad look at how stock prices have
performed.   These returns do not include the effect of any
investment management expenses.    These returns would have
been lower if they included the effect of these expenses. The "Since Inception" return reflects the closest calendar month end return to the inception date of the Portfolio's Class II shares.
****The Lipper Natural Resources Fund Index is an unmanaged, equally-weighted index of the largest mutual funds in the Lipper Natural Resources category of funds. These returns do not include the effect of any investment management
expenses.    These returns would have been lower if they
included the effect of these expenses. The "Since Inception" return reflects the closest calendar month end return to the inception date of the Portfolio's Class II shares.
*****The Lipper Average is calculated by Lipper Analytical
Services,   Inc. and reflects the return of certain
portfolios underlying variable life and annuity products. The returns are net of investment fees and fund expenses but
not product charges.   These returns would have been lower
if they included the effect of product charges. The "Since Inception" return reflects the closest calendar month end return to the inception date of the Portfolio's Class II shares.

IV. New Portfolio Manager: Government Income Portfolio

Effective on or about August 25, 2006, Peter Cordrey is a co-portfolio manager of the Government Income Portfolio. To reflect this change, the section of the Prospectus entitled "How the Fund is Managed-Investment Subadvisers-Portfolio Managers-Government Income Portfolio" is hereby deleted and replaced with the following:

      Robert Tipp, Richard Piccirillo and Peter Cordrey of PIM-
Fixed Income co-manage the Portfolio.


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      Robert Tipp, CFA, is Managing Director and Chief
Investment Strategist at PIM-Fixed Income. He has managed the Portfolio since 2003. Mr. Tipp is also portfolio manager for Asset-Liability, TIPs, and Global Bond strategies, and is co-portfolio manager of Core Plus, US Government, and Municipal Bond strategies. Previously, Mr. Tipp served as co-head of Prudential Financial's institutional fixed income business. Before joining Prudential Financial in 1991, Mr. Tipp was a Director in the Portfolio Strategies Group at First Boston Corporation. Prior to that, he was a senior analyst at the Allstate Research & Planning Center, and managed fixed income and equity derivative strategies at Wells Fargo Investment Advisors. Mr. Tipp has 22 years of investment experience.

      Richard Piccirillo, Vice President and portfolio manager for PIM-Fixed Income's Global Liquidity Team, has managed the Portfolio since 2003. He has specialized in mortgage-backed securities since joining Prudential Financial in 1993. Mr. Piccirillo also specializes in structured products and is one of the lead portfolio managers for our multi-sector core fixed income accounts. Before joining Prudential Financial, Mr. Piccirillo was a fixed income analyst with Fischer Francis Trees & Watts, and an analyst at Smith Barney. He has 15 years of investment experience.

      Peter Cordrey is Managing Director and Head of PIM-Fixed Income's Global Liquidity Team, the group responsible for managing U.S. government and foreign government securities, mortgage-backed securities, U.S. agencies and fixed-income derivative products. He has managed the Portfolio since 2006. Mr. Cordrey specializes in government products, including agencies, as well as futures, interest rates, and swaps. Prior to joining Prudential Financial in 1996, he traded Treasuries, agencies and STRIPs for nine years as a Director of Government Securities at Merrill Lynch. Mr. Cordrey also worked as the head trader on the zero coupon desk at Lehman Brothers for two years. He received an AB in Economics from Princeton University and an MBA in Finance from Columbia University.

V. Portfolio Manager: Equity Portfolio

Kevin Caliendo is no longer a portfolio manager for the portion of the Portfolio subadvised by Salomon Brothers Asset Management, Inc. All references to Mr. Caliendo are hereby deleted.

VIII. Fees and Expenses

The section of the Prospectus entitled "Fees And Expenses Of The
Portfolios" is hereby revised by deleting footnote (3) to the table titled "Class I Shares--Annual Fund Operating Expenses" and substituting new footnote (3) as set forth below:

(3) Effective as of July 1, 2006, Prudential Investments
LLC has voluntarily agreed waive a portion of its management fee and/or limit total expenses (expressed as a percentage of total assets) for certain Portfolios of the Fund, as set forth in the table below. These arrangements may be discontinued or otherwise modified at any time.

Portfolio
Fee Waiver and/or
Expense Limitation
Conservative Balanced
Limit Portfolio
expenses to 0.75% of
total assets
Diversified Bond
Limit Portfolio
expenses to 0.75% of
total assets
Equity
Limit Portfolio
expenses to 0.75% of
total assets
Flexible Managed
Limit Portfolio
expenses to 0.75% of
total assets
Government Income
Limit Portfolio
expenses to 0.75% of
total assets


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High Yield Bond
Limit Portfolio
expenses to 0.75% of
total assets
Jennison
Limit Portfolio
expenses to 0.75% of
total assets
Money Market
Limit Portfolio
expenses to 0.75% of
total assets
Natural Resources
Limit Portfolio
expenses to 0.75% of
total assets
Small Capitalization
Stock
Limit Portfolio
expenses to 0.75% of
total assets
Stock Index
Limit Portfolio
expenses to 0.75% of
total assets
Value
Limit Portfolio
expenses to 0.75% of
total assets


The section of the Prospectus entitled "Fees And Expenses Of The
Portfolios" is hereby revised by deleting footnote (3) to the table titled "Class II Shares--Annual Fund Operating Expenses" and substituting new footnote (3) as set forth below:

(3) Effective as of July 1, 2006, Prudential Investments
LLC has voluntarily agreed waive a portion of its management fee and/or limit total expenses (expressed as a percentage of total assets) for certain Portfolios of the Fund, as set forth in the table below. These expense limitations do not include the Rule 12b-1 fee and the administration fee applicable to Class II shares and may be discontinued or otherwise modified at any time.

Portfolio
Fee Waiver and/or
Expense Limitation
Equity
Limit Portfolio
expenses to 0.75% of
total assets
Jennison
Limit Portfolio
expenses to 0.75% of
total assets
Natural Resources
Limit Portfolio
expenses to 0.75% of
total assets
Value
Limit Portfolio
expenses to 0.75% of
total assets








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